WAIVER AGREEMENT

THIS WAIVER AGREEMENT (the “ Agreement”), dated as of June 19, 2009, is entered into by and among Wizzard Software Corporation, a Colorado corporation (the “ Company”), and the persons identified as “Holders” on the signature pages hereto (the “ Holders”).

WHEREAS, on December 2, 2008, the Company closed a Subscription Agreement by which the Holders purchased Secured Notes having an aggregate principal amount of $1 million (the “Notes”);

WHEREAS, Section 2.2 of each of the Notes provides that 75% of the principal amount and all other sums due under and in connection with each Note shall be immediately due and payable out of the net proceeds from the sale and issuance by the Company of debt and/or equity in excess of $200,000 in a single or series of offerings of such debt and/or equity;

WHEREAS, Section 10 of the Subscription Agreement provides that, until the Notes are no longer outstanding, the Holders shall be given not less than 10 business days’ prior written notice of any proposed sale by the Company of its common stock or other securities or equity linked debt obligations, with the Holders to have the right during the five business days following receipt of such notice to purchase for cash or by using the outstanding balance including principal, interest, liquidated damages and any other amount then owing to such Holders by the Company, such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale;

WHEREAS, the Company is presently contemplating the offer and sale of up to 10,000,000 shares of its common stock in a registered direct offering off of the Company’s registration statement number 333-158996 (the “Contemplated Transaction”);

WHEREAS, the Contemplated Transaction may trigger the provisions of Section 2.2 of the Note and Section 10 of the Subscription Agreement, absent a waiver of such provisions by the Holders;

NOW THEREFORE, in consideration of the payment by the Company to each of the Holders of the sum of $10, the receipt and sufficiency of which is acknowledged, and the mutual covenants and other agreements contained in this Agreement, the Company and the Holders hereby agree as follows:

1.

Each of the Holders hereby waives its right to prepayment of its Note under Section 2.2 thereof, with respect to the Contemplated Transaction, provided that all offers and sales thereunder occur on or before October 17, 2009.

2.

Each of the Holders hereby waives both its right to written notice of the Contemplated Transaction under Section 10 of the Subscription Agreement, and its right of first refusal with respect thereto, provided that all offers and sales thereunder occur on or before October 17, 2009; and each of the Holders further waives such rights in favor of Alpha Capital Anstalt’s right to notice and Alpha Capital Anstalt's right of first refusal and option rights under Sections 4.13 and 4.15 of the Securities Purchase Agreement to be executed between Alpha Capital Anstalt and the Company on or about June 19, 2009.

3.

The Company undertakes to make a public announcement on Form 8-K describing this Agreement not later than the fourth business day after the execution of this Agreement.

4.

Subject to the modifications and amendments provided herein, both the Subscription Agreement and the Notes (collectively, the “Transaction Documents”) shall remain in full force and effect.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Holders, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Holders reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

5.

Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

6.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

WIZZARD SOFTWARE CORPORATION

/s/ Christopher J. Spencer

By: Christopher J. Spencer

Its: President

                 “Holders”

ALPHA CAPITAL ANSTALT

/s/ Konrad Ackerman

By: Konrad Ackerman

Its: Director

MILL CITY VENTURES, LP

/s/ Joseph A Geraci II

By: Joseph A. Geraci II

Managing Member of Mill City Advisors, LLC

Its:  General Partner

ISLE CAPITAL, LLC

/s/ Joseph A. Geraci II

By: Joseph A. Geraci II

Its: Managing Member